Exhibit 10.1

SECOND AMENDMENT TO

CONSULTING AND NON-COMPETITION AGREEMENT

This SECOND AMENDMENT TO CONSULTING AND NON-COMPETITION AGREEMENT (this “Amendment”) dated as of June 1, 2012 (the “Effective Date”), is entered into by and between Nanosphere, Inc., a Delaware corporation (the “Company”), and Chad A. Mirkin (“Consultant”). The Company and Consultant are collectively referred to herein as the “Parties”. Unless otherwise indicated herein, capitalized terms used in this Amendment have the meanings set forth in the Consulting Agreement (as defined below).

WHEREAS, the Company and Consultant are parties to that certain Consulting and Non-Competition Agreement, dated as of October 31, 2002, as amended by Amendment dated February 23, 2004 (as amended, the “Consulting Agreement”); and

WHEREAS, the Initial Term of the Consulting Agreement expires on October 31, 2012; and

WHEREAS, in accordance with Section 16 of the Consulting Agreement, the Parties desire to amend the Consulting Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties mutually acknowledge and agree as follows:

1. Term. The Initial Period of the Consulting Agreement shall be deemed to end on the Effective Date of this Amendment and a one year Renewal Period under Section 2 of the Consulting Agreement shall commence as of the Effective Date.

2. Amendment to Section 3. Section 3 of the Consulting Agreement is hereby amended to provide that the annual rate of compensation payable to Consultant for services rendered under the Consulting Agreement during the Renewal Period commencing June 1, 2012 shall be $60,000 per annum.

3. Amendment to Section 12. The definition of “Geographic Area” contained in Section 12 of the Consulting Agreement is hereby amended by replacing “in the continental United States” with “anywhere in the world.”

4. Amendment to Section 20. Due to the satisfaction of the conditions and termination of the covenants set forth in Section 20 of the Consulting Agreement, Section 20 is hereby deleted in its entirety and replaced with “[intentionally omitted].”

5. No Other Amendments; References. Except for the amendments expressly set forth and referred to herein, the Consulting Agreement shall remain unchanged and in full force and effect. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Consulting Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import shall mean and be a reference to the Consulting Agreement as amended by this Amendment.

6. Binding Nature and Benefit. This Amendment shall be binding upon and inure to the benefit of each party hereto and their respective successors and assigns.

7. Signatures. Delivery of an executed signature page of this Amendment (which may be by electronic or facsimile transmission) shall be effective as delivery of a manually executed counterpart hereof.

8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Consulting and Non-Competition Agreement to be duly executed as of the date first set forth above.

NANOSPHERE, INC.

By:	/s/ William P. Moffitt
Name: William P. Moffitt
Title: CEO

/s/ Chad A. Mirkin
Chad A. Mirkin